Exhibit 10.12

FIELDSTONE INVESTMENT CORPORATION

11000 BROKEN LAND PARKWAY, SUITE 600 COLUMBIA, MARYLAND 21044 TELEPHONE (410) 772 7211 FACSIMILE (443) 367-2060

March 10, 2004

Mr. John C. Kendall
6484 North Lake Drive
Fox Point, WI 53217

Re:    Proposed Employment Terms

Dear John:

        This letter sets forth the proposed terms of your employment by Fieldstone Investment Corporation ("Fieldstone"). As we have discussed, we are excited about the prospect of working together with you to continue to build Fieldstone's portfolio of residential mortgage loans.

1.     scope of responsibility:

  a)
  you will be responsible for:

  (i)
  the securitization of Fieldstone's non-conforming mortgage originations

  (ii)
  the acquisition and analysis of a portfolio of mortgages, mortgage-backed securities and derivative mortgage securities for Fieldstone

  (iii)
  the capital markets and financing strategies for Fieldstone's portfolio of mortgages, mortgage-backed securities and derivative mortgage securities; and

  (iv)
  Fieldstone's capital markets offering materials and presentations to investors, underwriters and rating agencies in connection with its capital markets and securitization initiatives

  b)
  your title will be Senior Vice President, Investment Portfolio

  c)
  you will participate as a member of Fieldstone's Senior Risk Committee

  d)
  you will report to the Chief Financial Officer of Fieldstone

2.     compensation: you will receive:

  a)
  a base salary of $20,833.33 per month, payable semi-monthly

  b)
  beginning in 2004, you will be eligible to earn current-year annual incentive compensation upon achieving incentive goals agreed in writing with the CFO and President of Fieldstone.

  i)
  as a senior officer of Fieldstone, you will earn portions of your bonus based on the performance of Fieldstone over-all, the performance of the portfolio you manage and the achievement of specific objectives by you and the personnel you manage

  ii)
  for 2004, the incentive compensation available to you will be an amount of up to 100% of your base salary

  iii)
  in 2004 only, you may earn a bonus of up to 60% of your base salary based on the achievement of specific objectives by you and the personnel you manage

    iv)
    annual incentive bonuses are payable within 90 days following the end of the year to which they relate
  c)
  you will be eligible to participate in the benefits and long-term incentive plans as are available to Fieldstone's Senior Managers, on terms as may be approved by the Board of Directors of Fieldstone

3.     additional reimbursement:

  a)
  Fieldstone will reimburse you for reasonable and customary business expenses incurred by you during the course of business

  b)
  you will receive $150 per month toward your cellular telephone expenses

  c)
  you will be reimbursed for your reasonable relocation expenses, up to a total of $50,000 based on your actual expenditures, including amounts relative to recording and title insurance fees on your new house, moving expenses, temporary housing expenses and travel for you and your family to and from your home in Wisconsin in connection with your relocation to Maryland; in addition, if you are unable to recover the deposit you made previously to purchase a new house in Wisconsin, Fieldstone will reimburse you up to $35,000 for any such lost deposit

4.
benefits: subject to the terms outlined in Fieldstone's Employee Handbook, Fieldstone currently offers the following package of benefits:

a)
standard health and dental plans

b)
life and disability insurance, subject to qualification

c)
defined contribution or savings plan, as possible under the tax rules, after your third month of employment, including a 401(k) plan

d)
three weeks' paid vacation each calendar year, pro rated for partial years

5.     additional terms:

  a)
  you will begin work for Fieldstone on or before April 1, 2004

  b)
  you will work in Fieldstone's office in Columbia, Maryland

  c)
  you will devote your full time efforts to making Fieldstone successful, and you will avoid any action or behavior that is detrimental to Fieldstone

  d)
  you will hold all information and materials relating to the business plans, customers and financial results of Fieldstone, its customers or affiliates of any of them in strictest confidence

  e)
  your employment by Fieldstone and your compensation are subject to verification of the information provided by you to Fieldstone on your employment application

  f)
  you will be subject to the terms of employment outlined in Fieldstone's Employee Handbook, as that may be amended from time to time, including the provision that you will be an "at will" employee of Fieldstone (as are all other employees), and this letter shall in no way be deemed to constitute an employment contract

  h)
  you agree not to solicit or aid in the solicitation of Fieldstone's employees for a period of two years following the date of any termination of your employment with Fieldstone

  j)
  the terms of this offer letter may be replaced in their entirety by the terms of an employment agreement between you and Fieldstone

        If you have any questions regarding the above please call me at (410) 772 7211 or, if you would like a further explanation of the benefits, please contact Terri Smyth at (410) 772 7244.

        I trust the foregoing represents your understanding of the terms that we have discussed. I am excited about our opportunity and the prospect of working with you. I look forward to talking with you soon and to working together in the future.

Sincerely,	ACKNOWLEDGED AND AGREED:
/s/ Michael J. Sonnenfeld	/s/ John C. Kendall Mr. John C. Kendall
President
3/15/04 Date
cc: Robert G. Partlow